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                                                          EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 25 to Registration Statement No. 2-96738 on Form N-1A of our report dated February 6, 2004, on the financial statements and financial highlights of MFS(R) Government Limited Maturity Fund, included in the 2003 Annual Report to Shareholders.


                                               ERNST & YOUNG, LLP
                                               ------------------
                                               Ernst & Young, LLP


Boston, Massachusetts
February 23, 2004